                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 115 to Registration  Statement No. 2-14213 on Form N-1A of American  Century
Mutual  Funds,  Inc. of our reports  dated  December 9, 2005,  appearing  in the respective  Annual Reports of Ultra Fund,  Vista Fund,  Balanced  Fund,  Capital
Growth Fund, Capital Value Fund,  Giftrust Fund, Growth Fund, Heritage Fund, New
Opportunities  Fund,  New  Opportunities  II Fund,  Select  Fund,  Veedot  Fund,
Fundamental  Equity Fund, and Focused Growth Fund,  comprising  American Century
Mutual  Funds,  Inc. for the year ended  October 31, 2005,  in the  Statement of
Additional  Information,  which is part of this Registration  Statement. We also consent to the reference to us under the caption "Independent  Registered Public
Accounting Firm" in such Statement of Additional Information.

/s/  Deloitte & Touche LLP
------------------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
March 6, 2006